As filed with the Securities and Exchange Commission on ____________.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	76-0364866
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300
Houston, Texas 77042
(Address and Zip Code of Principal Executive Offices)

U.S. PHYSICAL THERAPY, INC.
2003 STOCK INCENTIVE PLAN
(AS AMENDED AND RESTATED MARCH 25, 2016)
(Full title of the plan)

Name, Address and Telephone Number of Agent for Service:	Copy of Communications to:
Lawrance W. McAfee Executive Vice President and Chief Financial Officer U.S. Physical Therapy, Inc. 1300 West Sam Houston Parkway South, Suite 300 Houston, Texas 77042 (713) 297-7000	Kevin J. Poli Porter Hedges LLP 1000 Main Street, 36th Floor Houston, Texas 77002-6336 (713) 226-6682

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.01 per share	350,000	$108	$37,800,000	$4,581

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also registers hereunder an indeterminate number of shares of common stock issuable as a result of the anti-dilution provisions of the U.S. Physical Therapy, Inc. 2003 Stock Incentive Plan, as amended and restated March 25, 2016 (the “Plan”).

(2)
Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low sale prices for the common stock on the New York Stock Exchange on March 15, 2019. Pursuant to General Instruction E to Form S-8, the registration fee is calculated only with respect to additional securities registered under the Plan.

Statement Under General Instruction E - Registration of Additional Securities

This registration statement registers an additional 350,000 shares of our common stock related to the 2003 Incentive Plan, as amended and restated effective March 25, 2016, which are the same class as other securities for which registration statements on Form S-8, File Nos. 333-116230, 333-185381 and 333-200832 (the "Prior Registration Statements"), has been previously filed. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

Item 8.	Exhibits

Exhibit

No.	Description

4.1
U.S. Physical Therapy, Inc. 2003 Stock Incentive Plan, as amended and restated effective March 26, 2016, (incorporated herein by reference to Appendix A to the Company's Definitive Proxy Statement on Schedule 14A filed with the SEC on April 7, 2016).

*5.1	Opinion of Woodburn and Wedge with respect to the legality of the securities.

*23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

*23.2	Consent of Woodburn and Wedge (included in Exhibit 5.1).

*24.1	Power of Attorney (included on signature page of this registration statement).

* Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 18th day of March, 2019.

U.S. PHYSICAL THERAPY, INC.

By:	/s/ Christoper J. Reading
Christopher J. Reading,
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher J. Reading and Lawrance W. McAfee, and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this registration statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Christopher J. Reading	Chief Executive Officer, President and Director (Principal Executive Officer)	March 18, 2019
Christopher J. Reading

/s/ Lawrance W. McAfee	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	March 18, 2019
Lawrance W. McAfee

/s/ Jerald L. Pullins	Chairman of the Board	March 18, 2019
Jerald L. Pullins

/s/ Mark J. Brookner	Director	March 18, 2019
Mark J. Brookner

/s/ Harry S. Chapman	Director	March 18, 2019
Harry S. Chapman

/s/ Bernard A. Harris, Jr.	Director	March 18, 2019
Dr. Bernard A. Harris, Jr.

/s/ Kathleen A. Gilmartin	Director	March 18, 2019
Kathleen A. Gilmartin

/s/ Edward L. Kuntz	Director	March 18, 2019
Edward L. Kuntz

/s/ Reginald E. Swanson	Director	March 18, 2019
Reginald E. Swanson

/s/ Clayton K. Trier	Director	March 18, 2019
Clayton K. Trier

INDEX TO EXHIBITS

Exhibit

No.	Description

4.1
U.S. Physical Therapy, Inc. 2003 Stock Incentive Plan, as amended and restated effective March 26, 2016, (incorporated herein by reference to Appendix A to the Company's Definitive Proxy Statement on Schedule 14A filed with the SEC on April 7, 2016).

*5.1	Opinion of Woodburn and Wedge with respect to the legality of the securities.

*23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

*23.2	Consent of Woodburn and Wedge (included in Exhibit 5.1).

*24.1	Power of Attorney (included on signature page of this registration statement).

* Filed Herewith